SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2006

OMRIX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51905 (Commission File No.)	52-2147005 (IRS Employer Identification No.)

630 Fifth Avenue, 22nd Floor, New York, NY (Address of principal executive offices)	10111 (Zip Code)
(212) 887-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1: PRESS RELEASE

ITEM 1.01 Entry into a Material Definitive Agreement.
          On October 8, 2006 (the “Effective Date”), Omrix Biopharmaceuticals, Ltd. (the “Company”) entered into a supply agreement (the “Supply Agreement”) with Talecris Biotherapeutics, Inc. (“Talecris”). Under the terms of the Supply Agreement, Talecris shall supply and the Company shall purchase certain minimum quantities of Cryoprecipitate derived from plasma fractionated at Precision Pharma Services, Inc.’s (“Precision”) facility in Melville, New York. In accordance with the terms of the Supply Agreement, the Company has a right of first refusal to purchase additional Cryoprecipitate. In consideration of the right of first refusal, the Company has paid Talecris $1,000,000 upon signing the Supply Agreement and is obligated to make five subsequent payments of $100,000. In connection with the Supply Agreement, the Company also entered into a manufacturing agreement and a quality assurance agreement with Precision and Talecris.
          The initial term of the Supply Agreement commences on the Effective Date and ends on December 31, 2007, unless earlier terminated in accordance with the terms of the Supply Agreement. In the event that that (i) the Company obtains US FDA approval for use of the Cryoprecipitate in its fibrin sealant products or is prepared to assume the required quantity obligations set forth in the Supply Agreement without such approval and (ii) Talecris has broadly implemented HAV testing on source plasma during this time period, then the initial term shall be extended by three years from the date the conditions set forth in clauses (i) and (ii) above are fulfilled. The Initial Term may be renewed by Omrix for two consecutive two year periods, provide that it must give Talecris at least one year’s written notice prior to the end of each expiring term of its intent to renew.
          Either party may terminate the Supply Agreement (i) for breach by the other party if such breach is not cured within 30 days of notice of such breach and (ii) in the event the other party makes a general assignment for the benefit of its creditors or proceedings of a case are commenced by or against such party seeking such party’s bankruptcy, reorganization, rearrangement or insolvency, and such proceedings are not dismissed within 90 days after filing. The Company may terminate the Supply Agreement in the event that Talecris fails or is unable to provide Cryoprecipitate for a period of more than 60 days due to Force Majeure.
          The foregoing is a summary description of certain terms of the Supply Agreement. The Company intends to file the Supply Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2006. A copy of the press release announcing the agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
          (c)      Exhibits.

99.1	Press Release, dated October 11, 2006, entitled “OMRIX Biopharmaceuticals Signs Supply Agreement with Talecris Biotherapeutics, Inc.”

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omrix Biopharmaceuticals, Inc.
Date: October 11, 2006	By:	/s/ Michael Burshtine
		Name:	Michael Burshtine
		Title:	Senior Vice President and Chief Financial Officer